SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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BRANDYWINEGLOBAL – GLOBAL INCOME OPPORTUNITIES FUND INC.

(Name of Registrant as Specified in Its Charter)

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Your Vote Is Important No Matter How Many or How Few Shares You Own March 13, 2020 Dear Fellow Stockholder: The Brandywine GLOBAL — Global Income Opportunities Fund Inc. Annual Meeting of Stockholders, on March 20, 2020 (“the Annual Meeting”) is quickly approaching. Ahead of the Annual Meeting, you have an important decision to make regarding the future of your investment in the Fund. Your Board of Directors and management team are committed to acting in the best interests of all stockholders, and have a strong track record of delivering on the Fund’s investment objectives. In contrast, Bulldog Investors LLC (“Bulldog”), a professional activist fund, has launched a campaign to replace the Fund’s experienced and independent director nominees in order to implement its own self-interested agenda to the detriment of long-term stockholders. The leading independent proxy advisory firms, Institutional Shareholder Services (“ISS”) and Glass Lewis & Co. (“Glass Lewis”), recently recommended that stockholders support the Board’s highly-qualified nominees by voting “FOR” the Fund’s director nominees on the WHITE Proxy Card. Independent Third Party Experts Agree — Vote the WHITE Proxy Card Today by Internet or Telelphone to Support the Fund’s Director Nominees1 Based on all factors, Glass Lewis and ISS conclude, respectively: “… we consider the core case offered by Bulldog is largely in line with the Dissident’s standard approach, and is not, in our view, particularly persuasive. On that basis, we consider shareholders should voice support for incumbent board members Kumar and Trust and reject Bulldog’s self-tender resolution.” | Glass Lewis report dated March 4,2020 “…Bulldog has not demonstrated that board level change is warranted at this time. As such, votes for all incumbent trustees on the management (WHITE) card are warranted.” | ISS report dated March 6, 2020 Regarding Bulldog’s nominees, Glass Lewis emphasizes that: “…given the direct affiliation of these individuals with Bulldog, we expect their service would principally be focused on continuing to advance the Dissident’s preferred buyback/liquidation outcome.” | Glass Lewis report dated March 4, 2020 With regard to the Fund’s performance, ISS recognizes: “… the fund’s TSR has outperformed both comparator groups over a one-year period, and outperformed its benchmark index over three- and five-year periods ending on the unaffected date of Sept. 27, 2019, prior to Bulldog’s public disclosures.” | ISS report dated March 6, 2020

Follow the Leading Independent Proxy Advisory Firms’ Recommendations — Vote “FOR” the Board that is Taking Action to Enhance Value for All Stockholders Your vote is important. Protect the value of your investment by supporting a Board that has consistently outperformed peers and delivered on its investment objectives to the benefit of all stockholders. Vote on the WHITE Proxy Card today by internet or telephone “FOR” the Fund’s nominees and “AGAINST” Bulldog’s Non-Binding Self-Tender Offer/Liquidation Proposal, and “AGAINST” Bulldog’s Non-Binding Bylaws Amendment Proposal. Thank you for your continued support. Sincerely, Brandywine GLOBAL — Global Income Opportunities Fund Inc. Board of Directors Your Vote is Important, No Matter How Many or How Few Shares You Own You are encouraged to vote by internet or telephone to ensure your vote is counted. If you have any questions about how to vote your shares or need additional assistance, please contact: Innisfree M&A Stockholders Call Toll Free: (877) 750-8197 Incorporated Banks and Brokers Call: (212) 750-5833 REMEMBER We urge you NOT to vote using any green proxy card sent to you by Bulldog Investors, as doing so will revoke your vote on the WHITE Proxy Card. Notes 1 Permission to use quotations neither sought nor obtained. Forward Looking Statement Past performance is no guarantee of future results. The information provided is not intended to be a forecast of future events, a guarantee of future results or investment advice. All investments are subject to risk including the possible loss of principal. All benchmark performance reflects no deduction for fees, expenses or taxes. Please note that an investor cannot invest directly in a benchmark.